UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2016

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 29, 2016, Flagstar Bancorp, Inc. (NYSE: FBC) issued a press release announcing that it has priced its previously announced offering of $250 million 6.125% Senior Notes due 2021 (the "Senior Notes"). A copy of the press release related to the pricing of the Senior Notes offering is attached as Exhibit 99.1 and is incorporated herein by reference.

On June 29, 2016, the Company also issued a press release announcing that it has sent the required 30 day redemption notice letters to holders of its Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "TARP Preferred"), informing them of its intention to redeem the TARP Preferred on July 29, 2016. A copy of the press release related to the redemption of the TARP Preferred is attached as Exhibit 99.2 and is incorporated herein by reference.

Information contained herein, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

     (d)          The following exhibit is being furnished herewith:

99.1	Press Release of Flagstar Bancorp, Inc., dated June 29, 2016 ("Flagstar Announces Pricing of
$250 Million Senior Notes")

99.2        Press Release of Flagstar Bancorp, Inc., dated June 29, 2016 ("Flagstar Announces Redemption of TARP Preferred Stock")

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: June 29, 2016	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.         Description

99.1	Press Release of Flagstar Bancorp, Inc., dated June 29, 2016 ("Flagstar Announces Pricing of
$250 Million Senior Notes")

99.2        Press Release of Flagstar Bancorp, Inc., dated June 29, 2016 ("Flagstar Announces Redemption of TARP Preferred Stock")